EXHIBIT 10.10


Smith Corona Corporation Retirement Savings and Investment Plan
             Amendment effective October 18, 1995.





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                    SMITH CORONA CORPORATION
             RETIREMENT SAVINGS AND INVESTMENT PLAN
                           AMENDMENT



         WHEREAS, Smith Corona Corporation ("Company") has adopted the Smith Corona Corporation Retirement Savings and Investment Plan ("Plan"), effective July 1, 1989 and amended and restated effective January 1, 1992, for the benefit of its eligible employees and beneficiaries; and

         WHEREAS, the Company has delegated to the Benefits
Administration Committee the right to adopt any amendment to the Plan other than any amendment which substantially increases the cost of the Plan to the Company; and

         WHEREAS, the Company wishes to amend the Plan with respect to the investment of plan assets in Employer Securities.

         NOW, THEREFORE, the Plan be, and it hereby is, amended as follows:
         1. Section 7.1 of the Plan is amended to add at the end thereof several sentences to read:
    "Effective October 18, 1995, the Smith Corona
    Corporation Common Stock Fund shall be eliminated as an Investment Fund. The Trustee shall use its best efforts to liquidate all assets therein attributable to Compensation Deferral Contributions and Rollover Contributions invested in such Fund as of October 18, 1995. Until the entire Fund is fully liquidated, the proceeds of any sale of Employer Securities shall be invested in the Money Market Fund. Upon complete liquidation, the portion of the proceeds of liquidation which is allocated to a Member's Account shall be invested at such Member's direction in increments of at least 25% in any of the remaining Investment Funds."

         2. Section 7.3(b) of the Plan is amended to revise the last sentence thereof to read:
    "Effective October 18, 1995, transfers from an
    Investment Fund into the Smith Corona Corporation
    Common Stock Fund and transfers from the Smith Corona
    Corporation Common Stock Fund into any other Investment
    Fund shall not be permitted."

         3. Section 7.4(a) of the Plan is amended to add at the end thereof several sentences to read:
    "Effective October 18, 1995, the Smith Corona
    Corporation Common Stock Fund shall be eliminated as an Investment Fund and the Trustee shall use it best efforts to liquidate all assets therein attributable to Employer Contributions invested in such Fund as of October 18, 1995. Until the entire Fund is fully liquidated, the proceeds of any sale of Employer
    Securities shall be invested in the Money Market Fund.
    Upon complete liquidation, the portion of the proceeds of liquidation which is allocated to a Member's Account shall be invested at such Member's direction in increments of at least 25% in any of the remaining Investment Funds. Thereafter, such amounts may be transferred from one Investment Fund to any other
    Investment Fund in increments of at least 25% once each calendar quarter."


         IN WITNESS WHEREOF, under the authority of the Board of Directors of the Company, this amendment to the Plan has been executed as of the 23rd day of October, 1995.
                             BENEFITS ADMINISTRATION COMMITTEE

                             By: /s/ David P. Verostko
                                -------------------------------
                                    David P. Verostko, Member



                             By:/s/ John A. Piontkowski
                                -------------------------------
                                   John A. Piontkowski, Member



                             By:/s/ Michael S. Fifield
                                 ------------------------------
                                   Michael S. Fifield, Member



                             By:/s/ Gary Lynch
                                 -------------------------------
                                       Gary Lynch, Member